EXHIBIT 5.1



                        WYRICK ROBBINS YATES & PONTON LLP
                                Attorneys at Law

                                   The Summit
                        4101 Lake Boone Trail, Suite 300
                       Raleigh, North Carolina 27607-7506

                                 March 30, 2000

Pharmaceutical Product Development, Inc.
3151 17th Street Extension
Wilmington, North Carolina  28401

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Company"), with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 321,024 shares of the Company's Common Stock, $.10 par value per share (the "Shares"). We understand that the Shares are to issued pursuant to the Company's assumption of the Ask the Pharmacist, Inc. 1995 Incentive Stock Plan and a nonstatutory stock option. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your securities counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transactions to be carried out in accordance with applicable state securities laws, the Shares, when issued in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.
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         We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus relating thereto, and any amendments thereto.

                                           Very truly yours,

                                           WYRICK ROBBINS YATES & PONTON LLP



                                           /s/ WYRICK ROBBINS YATES & PONTON LLP
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